UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2012

ARRIS Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31254	58-2588724
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive, Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-473-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on May 9, 2012. The following matters were voted upon:

1.	An election of ten directors was held, and the shares so present were voted as follows for the election of each of the following:

	Votes For	Votes Withheld

Alex B. Best	94,324,280	3,363,671
Harry L. Bosco	94,395,098	3,292,853
James A. Chiddix	93,864,284	3,823,667
John Anderson Craig	90,342,981	7,344,970
Andrew T. Heller	97,082,478	605,473
Matthew B. Kearney	94,383,763	3,304,188
William H. Lambert	90,380,332	7,307,619
Robert J. Stanzione	90,234,383	7,453,568
Debora J. Wilson	94,362,160	3,325,791
David A. Woodle	90,524,843	7,163,108

In addition to the votes reported above, there were 8,493,113 broker non-votes for this proposal.

2.	A proposal was made to approve, on an advisory basis, the compensation of the named executive officers, and the shares so present were voted as follows:

	Votes For	Votes Against	Votes Abstain

Approval of the executive compensation	87,239,077	8,652,934	1,795,940

In addition to the votes reported above, there were 8,493,113 broker non-votes for this proposal.

3.	A proposal was made to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for ARRIS Group, Inc. for 2012, and the shares so present were voted as follows:

	Votes For	Votes Against	Votes Abstain

Approval of the appointment of Ernst & Young LLP	100,251,857	5,842,263	86,944

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.

By:	/s/ Lawrence A. Margolis
Lawrence A. Margolis Executive Vice President, Administration, Legal, HR, and Strategy, Chief Counsel, and Secretary

Date: May 11, 2012